UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – August 27, 2026

(Date of earliest event reported)

SOLSTICE ADVANCED MATERIALS INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-42812	33-2919563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

115 Tabor Road
Morris Plains, New Jersey	07950
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 370-8188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SOLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02	Termination of Material Definitive Agreement.

As previously disclosed, on July 6, 2026, Solstice Advanced Materials Inc., a Delaware corporation (“Solstice”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Solar Merger Sub One Inc., a Delaware corporation and a wholly-owned subsidiary of Solstice (“Merger Sub One”), Solar Merger Sub Two LLC, a Delaware limited liability company and a wholly-owned subsidiary of Solstice (“Merger Sub Two”), and Element Solutions Inc, a Delaware corporation (“Element Solutions”).

On August 27, 2026, Solstice, Merger Sub One, Merger Sub Two and Element Solutions entered into a Termination Agreement (the “Termination Agreement”) pursuant to which, among other things, Solstice and Element Solutions mutually terminated the Merger Agreement pursuant to Section 8.1(a) thereof. As a result, the Merger Agreement will be of no further force and effect. Subject to limited customary exceptions, the Termination Agreement also mutually releases the parties from any claims of liability to one another relating to the contemplated merger transaction. Under the terms of the Merger Agreement, neither Solstice nor Element Solutions will be responsible for any payments to the other party as a result of the termination of the Merger Agreement.

The foregoing summary of the Termination Agreement is qualified in its entirety by the text of the Termination Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The Merger Agreement, which was filed as Exhibit 2.1 to Amendment No. 1 to Current Report on Form 8-K/A filed by Solstice on July 9, 2026, is also incorporated herein by reference.

Item 7.01	Regulation FD.

On August 27, 2026, Solstice issued a press release announcing the termination of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by Solstice under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01	Other Events.

Also on August 27, 2026, as a result of the termination of the Merger Agreement, (i) the commitments under Solstice’s previously disclosed commitment letter, dated as of July 6, 2026, with Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC, and (ii) the Voting and Support Agreement, dated as of July 6, 2026, between Solstice and Sir Martin E. Franklin, were each automatically terminated in accordance with their terms.

Share Repurchase Program

On August 27, 2026, Solstice announced that the Board of Directors of Solstice approved Solstice’s share repurchase program, authorizing Solstice to repurchase up to $500 million of its common stock. Repurchases may be made through a variety of methods, which could include open market purchases, accelerated share repurchase transactions, negotiated block transactions, Rule 10b5-1 plans, other transactions that may be structured through investment banking institutions or privately negotiated, or a combination of the foregoing. The amount and timing of future repurchases may vary depending on market conditions and the level of operating, financing and other investing activities. The repurchase authorization may be amended, suspended, resumed or terminated by Solstice’s Board of Directors at any time without prior notice. Solstice expects to utilize cash on hand and cash generated by operations to fund repurchases under the share repurchase program.

As of August 26, 2026, there were 158,889,436 shares of Solstice common stock outstanding.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Exhibit
10.1	Termination Agreement, dated as of August 27, 2026, by and among Solstice Advanced Materials Inc., Element Solutions Inc, Solar Merger Sub One Inc. and Solar Merger Sub Two LLC.
99.1	Solstice Advanced Materials Inc. Press Release dated August 27, 2026.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 27, 2026	SOLSTICE ADVANCED MATERIALS INC.

		By:	/s/ Brian Rudick
Brian Rudick
Senior Vice President, General Counsel & Corporate Secretary